Brenman Key & Bromberg, P.C.
           Mellon Financial Center o 1775 Sherman Street o Suite 1001
                          Denver, Colorado 80203 - 4313
                         303-894-0234 o Fax 303-839-1633


                                  June 12, 1996


Board of Directors
RICH COAST RESOURCES LTD.
206-475 Howe Street
Vancouver, British Columbia V6C 2B3

Re:      Rich Coast Resources Ltd.
         Registration Statement on Form S-4

Gentlemen:

     We have acted as counsel to Rich Coast Resources Ltd., a British Columbia company (the "Company"), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the Company's registration statement on Form S-4 (the "Registration Statement"). This Registration Statement relates to the registration under the Act of 14,420,843 shares of the Company's common stock, $.001 par value (the "Common Stock"), which may be issued in connection with the Domestication of the Company from the Province of British Columbia to the State of Delaware pursuant to Section 388 of the Delaware General Corporation Law. The shares of the Common Stock to be issued pursuant to the Registration Statement will be issued by the Company as a Delaware company pursuant to the Domestication.

     In rendering this opinion, we have reviewed the Registration Statement, as well as a copy of the Company's governing documents, each as amended to date. We have also reviewed such documents and such statutes, rules and judicial precedents as we have deemed necessary for the opinions expressed herein.

     In rendering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies, and the authenticity of originals of such photostatic copies.

     Based upon and in reliance upon the foregoing and the statements in the Registration Statement, and subject to the qualifications and limitations herein set forth, we are of the opinion that the shares of Common Stock issuable pursuant to the Registration Statement will be duly and validly authorized and, when issued in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

     The opinion set forth in this letter is limited by, subject to and based on the following:

     1. We are admitted to practice before the Bar of the State of Colorado and are not admitted to practice in any other jurisdiction, including the Province of British Columbia or the State of Delaware.

     2. The foregoing opinion is limited in all respects to the laws of the State of Colorado and applicable federal securities laws of the United States.

     3. With respect to matters of British Columbia law, we are relying upon the opinion of DuMoulin Black, Barristers & Solicitors, of Vancouver, British Columbia.

     4. To the extent such opinion relates to the laws of other jurisdictions, such opinion is based upon an examination of relevant authorities and is believed to be correct, but, except as set forth in paragraph 3 above, we have obtained no legal opinions as to such matters from attorneys licensed to practice in such other jurisdictions.


     We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name as "experts" in the Legal Matters section of the Registration Statement.

     This opinion may not be used, circulated, quoted or otherwise referred to for any other purpose without prior written consent and may not be relied upon by any person or entity other than the Company and its successors and assigns. This opinion is based upon our knowledge of law and facts as of its date. We assume no duty to communicate to you with respect to any matter which comes to our attention hereafter.

                                            Very truly yours,

                                            /s/ Brenman Key & Bromberg, P.C.